Exhibit 99.1
Post Holdings Announces Closing of Exchange Offer for
7.375% Senior Notes Due 2022

St. Louis, Missouri - July 28, 2014 - Post Holdings, Inc. (NYSE:POST) has announced the closing of an exchange offer pursuant to which it offered to exchange up to $350,000,000 in aggregate principal amount of its 7.375% Senior Notes due 2022, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission (the “new notes”), for an equal aggregate principal amount of its outstanding 7.375% Senior Notes due 2022 (the “original notes”).
The original notes were issued on July 18, 2013 in a transaction exempt from registration under the Securities Act. The terms of the new notes are substantially identical to the terms of the original notes, except that the new notes have been registered under the Securities Act, are not subject to restrictions on transfer, and do not entitle their holders to registration rights or special interest.
The exchange offer expired Friday, July 25, 2014, and as of 5:00 p.m., New York time on Monday, July 28, 2014, all of the outstanding old notes, including those submitted pursuant to notices of guaranteed delivery, had been tendered for exchange.
This press release is for informational purposes only and is not an offer to sell or a solicitation of an offer to buy any security. The exchange offer was made only pursuant to a prospectus dated June 25, 2014 and related exchange documents, including a letter of transmittal, that were filed with the Securities and Exchange Commission as part of a Registration Statement on Form S-4 (File No. 333-193468). The Registration Statement was declared effective by the Securities and Exchange Commission on June 24, 2014.

Contact:
Investor Relations
Brad Harper
brad.harper@postfoods.com
(314) 644-7626